Exhibit 99.(17)(a)

THE PRUDENTIAL SERIES FUND, INC.

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

TWO EASY WAYS TO VOTE YOUR BALLOT!

TELEPHONE:  Call 1-800-690-6903 and follow the recorded instructions.

MAIL:  Vote, sign, date and return your voting instruction card by mail.

SPECIAL MEETING OF SHAREHOLDERS — APRIL 19, 2005

VOTING INSTRUCTION CARD

VOTING INSTRUCTION FORM

SP MFS CAPITAL OPPORTUNITIES PORTFOLIO

The undersigned hereby instructs The Prudential Insurance Company of America (and affiliated companies) to vote all shares of the Portfolio, a series of The Prudential Series Fund, Inc. (the “Fund”), attributable to the undersigned’s variable contract or interest therein at the Special Meeting of Shareholders on April 19, 2005 at 11 a.m. Eastern Time, and at any adjournments thereof, as indicated on the reverse side of this Voting Instruction Card.

IF THIS VOTING INSTRUCTION CARD IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED FOR THE PROPOSAL.  If you fail to return this Voting Instruction Card, or if you do not sign your Voting Instruction Card, the Insurance Company will vote all shares attributable to your account value in proportion to all voting instructions for the Portfolio actually received from contract owners in the Separate Account.

Dated:

Signature	(Sign in the Box)
Please sign exactly as your name appears to the left

VOTING INSTRUCTION FORM	VOTING INSTRUCTION FORM

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒ PLEASE DO NOT USE FINE POINT PENS.

The Board of Directors recommends voting FOR the proposal.

FOR	AGAINST	ABSTAIN

Proposal to approve a plan of reorganization on behalf of SP MFS Capital Opportunities Portfolio (“MFS Capital Opportunities Portfolio”) and the Equity Portfolio (“Equity Portfolio”) that provides for the acquisition of all of the assets of the MFS Capital Opportunities Portfolio in exchange for shares of the Equity Portfolio, the distribution of such shares to the shareholders of the MFS Capital Opportunities Portfolio, and the liquidation and dissolution of the MFS Capital Opportunities Portfolio.

☐	☐	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.